UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2022

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

535 Fifth Avenue, 4th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, the Company entered into a Reorganization Agreement (“Reorganization Agreement”) with Tigress Holdings, LLC, a limited liability company organized under the laws of Delaware (“Tigress Holdings”), whereby the Company exchanged seven percent (7%) of the outstanding membership interests in Tigress Holdings for all of Tigress Holdings’ ownership interest in the Company’s subsidiary RISE Financial Services, LLC, a limited liability company organized under the laws of Delaware (“RISE”). The Company intends to sell its remaining interest in Tigress Holdings, representing seventeen percent (17%) of the outstanding membership interests in Tigress Holdings, to Gloria E. Gebbia for a consideration to be determined subject to an independent fairness opinion. Gloria E. Gebbia is a director and controlling shareholder of the Company.

Pursuant to the Reorganization Agreement, Cynthia DiBartolo, the Chief Executive Officer and controlling owner of Tigress Holdings, will resign from her position as Chief Executive Officer and board member of RISE and will not stand for re-election to the Company’s board of directors.

Concurrent with the Reorganization Agreement, RISE entered into a Termination Agreement (“Termination Agreement”) with Hedge Connection, Inc., a corporation organized under the laws of Florida (“Hedge Connection”), and its Chief Executive Officer and principal shareholder, Lisa Vioni. Pursuant to the Termination Agreement, the parties terminated the Purchase Agreement, dated January 21, 2022, by and among the parties. Under the terms of the Termination Agreement, the Company will re-convey to Hedge Connection, Hedge Connection common stock representing twenty percent (20%) of Hedge Connection and the related option from Ms. Vioni to acquire 100% of Ms. Vioni’s remaining interest in Hedge Connection.

The Termination Agreement also terminates the Hedge Connection technology license agreement, and terminates a voting agreement with Ms. Vioni providing the Company with the right to appoint one director to the board of directors of Hedge Connection. Pursuant to the Termination Agreement, Ms. Vioni will resign from her position from the Board of Directors of RISE, as well as the President of RISE Prime – Capital Introduction, a division of RISE.

Under the Termination Agreement, Ms. Vioni shall become a registered representative of the broker-dealer subsidiary of Tigress Holdings, Tigress Financial Partners, LLC, a limited liability company organized under the laws of Delaware (“Tigress Financial”), and RISE shall assign to Tigress Financial prospective prime brokerage customers of RISE who were solicited by RISE from January 1, 2022 through the closing date of the Reorganization Agreement. In exchange, Tigress Financial will split revenue with RISE on certain customers pursuant to the Reorganization Agreement.

As of the date of this Current Report, the Company is assessing the financial impact of these transactions which may result in a material one-time charge to the Company’s financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.               Description of Exhibit

104	Cover Page Interactive Data File (embedded with Inline XBRL document).
10-26	Reorganization Agreement By and Among Tigress Holdings, LLC, Rise Financial Services, LLC, and Siebert Financial Corp. dated October 18, 2022
10-27	Termination Agreement By and Among Hedge Connection, Inc., Lisa Vioni, Rise Financial Services, LLC, and Siebert Financial Corp., dated October 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2022	SIEBERT FINANCIAL CORP.

	By	/s/ Andrew H. Reich

Andrew H. Reich
Executive Vice President, Chief Operating
Officer, Chief Financial Officer, Secretary
and Director (Principal executive, financial
and accounting officer)